Exhibit 4.4
                                                                  EXECUTION COPY

                             SUPPLEMENTAL INDENTURE


                SUPPLEMENTAL INDENTURE (this "Supplemental Indenture") dated as of November 10, 1999, among each of the parties hereto listed as a "New Subsidiary Guarantor" on the signature pages hereof (each, a "New Subsidiary Guarantor"), each a subsidiary of The LTV Corporation (the "Company"), the Company and U.S. Bank Trust National Association, as trustee under the indenture referred to below (the "Trustee").


                             W I T N E S S E T H :

         WHEREAS the Company and certain of its subsidiaries (the "Existing Subsidiary Guarantors") have heretofore executed and delivered to the Trustee an Indenture (the "Indenture") dated as of November 5, 1999, providing for the issuance on the date thereof of an aggregate principal amount of $275,000,000 of 11:% Senior Notes due 2009 (the "Securities");

         WHEREAS Section 4.16 of the Indenture provides that under certain circumstances the Company is required to cause certain of its subsidiaries to execute and deliver to the Trustee a supplemental indenture pursuant to which such subsidiary becomes a Subsidiary Guarantor and, if applicable, an Acquired Subsidiary Guarantor (each as defined in the Indenture), and thereby unconditionally guarantee all the Company's obligations under the Securities pursuant to a Subsidiary Guaranty set forth in the Indenture on the terms and conditions set forth herein; and

         WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee and the Company are authorized to execute and deliver this Supplemental Indenture, with the New Subsidiary Guarantors;

         NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Subsidiary Guarantors, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:

         1. Agreement to Guarantee. Each New Subsidiary Guarantor hereby agrees, jointly and severally with all other Subsidiary Guarantors, to unconditionally guarantee the Company's obligations under the Securities as an Acquired Subsidiary Guarantor (as defined in the Indenture) on the terms and subject to the conditions set forth in Article 10 and Article 11 of the Indenture and to be bound by all other applicable provisions of the Indenture as an Acquired Subsidiary Guarantor.

         2. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

         3. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

         4. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

         5. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         6. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.


                                NEW SUBSIDIARY GUARANTORS

                                   COPPERWELD CORPORATION

                                     by
                                        ---------------------------------------
                                        Name:
                                        Title:


                                   COPPERWELD BIMETALLICS PRODUCTS
                                     COMPANY

                                     by
                                        ---------------------------------------
                                        Name:
                                        Title:


                                   METALLON MATERIALS ACQUISITION CORPORATION

                                     by
                                        ---------------------------------------
                                        Name:
                                        Title:


                                   COPPERWELD MARKETING AND SALES  COMPANY

                                     by
                                        ---------------------------------------
                                        Name:
                                        Title:

                                   COPPERWELD TUBING PRODUCTS COMPANY

                                     by
                                        ---------------------------------------
                                        Name:
                                        Title:


                                   COPPERWELD EQUIPMENT COMPANY

                                     by
                                        ---------------------------------------
                                        Name:
                                        Title:


                                   MIAMI ACQUISITION CORPORATION

                                     by
                                        ---------------------------------------
                                        Name:
                                        Title:


                                    SOUTHERN CROSS INVESTMENT COMPANY

                                     by
                                        ---------------------------------------
                                        Name:
                                        Title:


                                   TAC ACQUISITION CORPORATION

                                     by
                                        ---------------------------------------
                                        Name:
                                        Title:

                                THE COMPANY

                                   THE LTV CORPORATION


                                     by
                                        ---------------------------------------
                                        Name:
                                        Title:


                                THE TRUSTEE

                                   U.S. BANK TRUST NATIONAL ASSOCIATION,
                                   as Trustee

                                     by
                                        ---------------------------------------
                                        Name:
                                        Title: